EXHIBIT 4.8.2
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
Second Joinder to the Registration Rights Agreement
     With respect to the Registration Rights Agreement, (the “Registration Rights Agreement”) dated as of May 4, 2010, among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with US Issuer I and US Issuer II, the “Issuers”), the Closing Date Guarantors and Credit Suisse Securities (USA) LLC, as the Purchaser, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the signatories hereto (i) hereby agrees to become a party to the Registration Rights Agreement as a Guarantor with the same force and effect as if originally named a Closing Date Guarantor therein and (ii) without limiting the generality of the foregoing, assumes all of the rights and obligations of the Guarantors under the Registration Rights Agreement, in each case, as of the time of delivery of this Joinder on August 27, 2010, as though it had entered into the Registration Rights Agreement on May 4, 2010. The obligations assumed by the Guarantors under this Joinder shall be joint and several obligations. Capitalized terms used but not defined in this Joinder shall have the meanings given to such terms in the Registration Rights Agreement. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.
     Notwithstanding any other provision of this Joinder and any of the provisions of the Registration Rights Agreement, any guarantee or indemnity given by or other obligation assumed by a Guarantor organized in Austria (each an “Austrian Guarantor”) is meant as and is to be interpreted as an abstract guarantee agreement (abstrakter Garantievertrag) and not as surety (Bürgschaft) or joint obligation as borrower (Mitschuldnerschaft) and such Austrian Guarantor undertakes to pay the amounts due under or pursuant to such obligation unconditionally, irrevocably, upon first demand and without raising any defenses (unbedignt, unwiderruflich, über erste Anforderung und Verzicht auf alle Einwendungen). The obligation of any Austrian Guarantor under this

Joinder or the Registration Rights Agreement shall be limited so that no assumption of an obligation shall be required if such assumption would violate mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) under Austrian company law, including Sections 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or Sections 52 and 65 et seq. of the Austrian Stock Corporation Act (Aktiengesetz); and should any obligation under this Joinder or the Registration Rights Agreement violate or contradict Austrian capital maintenance rules and should therefore be held invalid or unenforceable, such liability and/or obligation shall be deemed to be replaced by a liability and/or obligation of a similar nature that is in compliance with Austrian capital maintenance rules and that provides the best possible security interest in favour of the Trustee or the Holders, for the ratable benefit of the Holders.
Second Joinder to the Registration Rights Agreement

IN WITNESS WHEREOF, the undersigned has executed this joinder on the above referenced date.

SIG COMBIBLOC GMBH (AUSTRIA)
by	/s/ Chiara Brophy
	Name:	Chiara Brophy
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH & CO KG (AUSTRIA), represented by its general partner SIG COMBIBLOC GMBH (AUSTRIA)
by	/s/ Chiara Brophy
	Name:	Chiara Brophy
	Title:	Authorized Signatory

SIG AUSTRIA HOLDING GMBH
by	/s/ Chiara Brophy
	Name:	Chiara Brophy
	Title:	Authorized Signatory

Second Joinder to the Registration Rights Agreement